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                                                                     EXHIBIT 4.1

                               FIRST AMENDMENT TO
                                RIGHTS AGREEMENT

        This FIRST AMENDMENT TO RIGHTS AGREEMENT is entered into as of January 17, 2002 by and between CardioGenesis Corporation, a California corporation formerly known as Eclipse Surgical Technologies, Inc. (the "Company") and EquiServe Trust Company N.A., a national banking association (the "Rights Agent").

                                 R E C I T A L S

        A. The Company and the Rights Agent are parties to that certain Rights Agreement, dated August 17, 2001 (the "Rights Agreement").

        B. With the authorization and at the direction of its Board of Directors, the Company wishes to amend the Rights Agreement in the following certain respects.

                                A G R E E M E N T

        The Company and the Rights Agent agree as follows:

        1. Effective as of the date hereof, the following sentence shall be inserted on page 2 of the Rights Agreement at the end of the definition of "Acquiring Person," amending said definition as follows:

        "The foregoing shall only apply in its entirety to the State of Wisconsin Investment Board ("SWIB") as to when SWIB Beneficially Owns 21% or more of the Voting Shares of the Company then outstanding."

        2. Except as set forth in paragraph 1 hereof, the Rights Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed as of the day and year first written above.

EQUISERVE TRUST COMPANY, N.A.,         CARDIOGENESIS CORPORATION
as Rights Agent


By: /s/ TYLER HAYNES                   By: /s/ DARRELL F. ECKSTEIN
   --------------------------------       --------------------------------
   Name: Tyler Haynes                     Name: Darrell F. Eckstein
        ---------------------------            ---------------------------------
   Title:  Managing Director              Title: V.P. Operations and Interim CFO
         --------------------------             --------------------------------


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